[Bell, Boyd & Lloyd LLC Letterhead here]


                                             October 5, 2000



Liberty Value Opportunities Fund
Liberty-Stein Roe Funds Investment Trust
One Financial Center
Boston, MA 02111

Liberty Growth & Income Fund
Liberty Funds Trust VI
One Financial Center
Boston, MA 02111

Ladies and Gentlemen:

        We have acted as counsel in connection with the Agreement and Plan of Reorganization (the "Agreement") in the form attached as Appendix A to the Combined Prospectus and Proxy Statement filed October 5, 2000 (the "Prospectus/Proxy"), by and among Liberty-Stein Roe Funds Investment Trust ("Target Trust"), a Massachusetts business trust, on behalf of one of its series, Liberty Value Opportunities Fund ("Target Fund"), and Liberty Funds Trust VI ("Acquiring Trust"), a Massachusetts business trust, on behalf of one of its series, Liberty Growth & Income Fund ("Acquiring Fund"), and Liberty Financial Companies, Inc. The Agreement describes a proposed transaction (the "Transaction") to occur on a date to be determined, in a manner consistent with the Prospectus/Proxy, in early 2001 (the "Exchange Date"), pursuant to which Acquiring Fund will acquire substantially all of the assets of Target Fund in exchange for shares of beneficial interest in Acquiring Fund (the "Merger Shares") and the assumption by Acquiring Fund of all of the liabilities of Target Fund, following which the Merger Shares received by Target Fund will be distributed by Target Fund to its shareholders in liquidation and termination of Target Fund. This opinion as to certain federal income tax consequences of the Transaction is furnished to you pursuant to Section 8.5 of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

        Target Fund is a series of Target Trust, which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company. Shares of Target Fund are redeemable at net asset value at each shareholder's option. Target Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

        Acquiring Fund is a series of Acquiring Trust, which is registered under the 1940 Act as an open-end diversified management investment company. Shares of Acquiring Fund are

Stein Roe Growth & Income Fund                                   October 5, 2000
Liberty Growth & Income Fund         -2-

redeemable at net asset value at each shareholder's option. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

        For purposes of this opinion, we have considered the Agreement, a Combined Prospectus and Proxy Statement, [filed October 2, 2000], relating to the Transaction, which will be furnished to each fund's shareholders in connection with the Transaction (including any items incorporated by reference therein), and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof from Acquiring Fund and Target Fund, representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

        Based on our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

        (i) The Transaction will constitute a reorganization within the meaning of Section 368(a) of the Code, and Acquiring Fund and Target Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

        (ii) No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Target Fund in exchange for Merger Shares and the assumption by Acquiring Fund of the liabilities of Target Fund;

        (iii) The basis in the hands of Acquiring Fund of the assets of Target Fund transferred to Acquiring Fund in the Transaction will be the same as the basis of such assets in the hands of Target Fund immediately prior to the transfer;

        (iv) The holding periods of the assets of Target Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Target Fund;

        (v) No gain or loss will be recognized by Target Fund upon the transfer of Target Fund's assets to Acquiring Fund in exchange for Merger Shares and the assumption by Acquiring Fund of the liabilities of Target Fund, or upon the distribution of Merger Shares by Target Fund to its shareholders in liquidation;

        (vi) No gain or loss will be recognized by Target Fund shareholders upon the exchange of their Target Fund Shares for Merger Shares;

        (vii) The basis of Merger Shares that a Target Fund shareholder receives in connection with the Transaction will be the same, in the aggregate, as the aggregate basis of his or her Target Fund Shares exchanged therefor;

Stein Roe Growth & Income Fund                                   October 5, 2000
Liberty Growth & Income Fund            -3-


        (viii) A Target Fund shareholder's holding period for his or her Merger Shares will be determined by including the period for which he or she held the Target Fund Shares exchanged therefor, provided that he or she held such Target Fund Shares as capital assets; and

        (ix) Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381,382, 383, and 384 of the Code and the regulations thereunder.


                                              Very truly yours,


                                               /s/ Bell, Boyd & Lloyd LLC
                                              -----------------------------
                                                   Bell, Boyd & Lloyd LLC

                    [ROPES & GRAY LETTERHEAD APPEARS HERE]


                                                     October 5, 2000

Liberty Growth & Income Fund
Liberty Funds Trust VI
One Financial Center
Boston, MA 02111

Ladies and Gentlemen:

         We have acted as counsel in connection with the Agreement and Plan of Reorganization (the "Agreement"), in the form attached as Appendix A to the Combined Prospectus and Proxy Statement filed October 5, 2000 (the "Prospectus/Proxy"), by and among Liberty-Stein Roe Investment Trust ("Target Trust"), a Massachusetts business trust, on behalf of one of its series, Stein Roe Growth & Income Fund ("Target Fund"), and Liberty Funds Trust VI ("Acquiring Trust"), a Massachusetts business trust, on behalf of one of its series, Liberty Growth & Income Fund ("Acquiring Fund"), and Liberty Financial Companies, Inc. The Agreement describes a proposed transaction (the "Transaction") to occur on a date to be determined, in a manner consistent with the Prospectus/Proxy, in early 2001 (the "Exchange Date"), pursuant to which Acquiring Fund will acquire substantially all of the assets of Target Fund in exchange for shares of beneficial interest in Acquiring Fund (the "Merger Shares") and the assumption by Acquiring Fund of all of the liabilities of Target Fund, following which the Merger Shares received by Target Fund will be distributed by Target Fund to its shareholders in liquidation and termination of Target Fund. This opinion as to certain federal income tax consequences of the Transaction is furnished to you pursuant to Section 8.5 of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

         Target Fund is a series of Target Trust, which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company. Shares of Target Fund are redeemable at net asset value at each shareholder's option. Target Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

         Acquiring Fund is a series of Acquiring Trust, which is registered under the 1940 Act as an open-end diversified management investment company. Shares of Acquiring Fund are redeemable at net asset value at each shareholder's option. Acquiring Fund has

                                                                 October 5, 2000
Liberty Growth & Income Fund           -2-


elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

         For purposes of this opinion, we have considered the Agreement, the Prospectus/Proxy relating to the Transaction, which will be furnished to each Fund's shareholders in connection with the Transaction (including any items incorporated by reference therein), and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof from Acquiring Fund, representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above), and you have represented to us that we may rely upon a similar letter dated as of the date hereof provided by Target Fund to Bell, Boyd, and Lloyd, LLC, counsel to Target Trust and Target Fund.

         Based on our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

         (i) The Transaction will constitute a reorganization within the meaning of Section 368(a) of the Code, and Acquiring Fund and Target Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

         (ii) No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Target Fund in exchange for Merger Shares and the assumption by Acquiring Fund of the liabilities of Target Fund;

         (iii) The basis in the hands of Acquiring Fund of the assets of Target Fund transferred to Acquiring Fund in the Transaction will be the same as the basis of such assets in the hands of Target Fund immediately prior to the transfer;

         (iv) The holding periods of the assets of Target Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Target Fund; and

         (v) Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder.

                                                     Very truly yours,

                                                     /s/ Ropes & Gray
                                                     ---------------------------
                                                     Ropes & Gray